EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITOR

                           Lake & Associates CPA's LLC

                          Certified Public Accountants

The Board of Directors

THEWEBDIGEST CORP.

Gentlemen:

This letter will authorize you to include the Audit of your company dated April 16, 2008 for the year ended December 31, 2007 in the Registration Statement Form S-1 to be filed with the Securities and Exchange Commission.


Yours Truly,


/s/Lake & Associates CPA's LLC

Lake & Associates CPA's LLC

20283 State Road 7 Suite #300

Boca Raton FL 33498

February 25, 2009